Exhibit 10.1
     THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

No. W-1	Warrant to Purchase 750,000 Common
Shares (subject to adjustment)
WARRANT
TO PURCHASE COMMON SHARES
OF
CHINA HYDROELECTRIC CORPORATION
     This Warrant (the “Warrant”) is issued to China Hydro, LLC or his, her or its permitted assigns (“Holder”) by CHINA HYDROELECTRIC CORPORATION., a Cayman Islands corporation (the “Company”), on November 10, 2006 (the “Warrant Issue Date”) for agreed upon consideration, receipt of which is hereby acknowledged.
     1. Purchase Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to 750,000 shares of Shares, par value $0.001 per share (“Shares”), of the Company (the “Warrant Share”) at the Exercise Price (defined below), subject to adjustment as provided in Section 8 hereof.
     2. Exercise Price. The purchase price for the Warrant Share shall be $5.00 per Warrant Share, as adjusted from time to time pursuant to Section 8 hereof (the “Exercise Price”).
     3. Exercise Period. This Warrant may be exercised at any time after the date hereof until 5:00 p.m., New York City time, on the earlier of (a) November 10, 2011 or (b) upon redemption of this Warrant in accordance with the terms and conditions set forth in Section 4 hereof.
     4. Redemption. (a) All but not less than all of the outstanding Warrants may be redeemed at the option of the Company at any time during the Exercise Period, at the office of the Company, upon the notice referred to in Section 4(b), at the price of $0.01 per Warrant (“Redemption Price”), provided that the last independent bid price of the Common Shares equals or exceeds $8.50 per share, on each of any twenty (20) trading days within a thirty (30) trading day period ending three business days prior to the date on which notice of redemption is given.
A-1

Notwithstanding the foregoing, Warrants held by the officers and directors of the Company will not be redeemable so long as such officers and directors hold such warrants.
          (b)Date Fixed for, and Notice of, Redemption. In the event the Company shall elect to redeem all of the Warrants, the Company shall fix a date for the redemption. Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than thirty (30) days prior to the date fixed for redemption to the registered holders of the Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice.
          (c) Exercise After Notice of Redemption. The Warrants may be exercised with the terms of this Agreement at any time after notice of redemption shall have been given by the Company pursuant to Section 4(b). hereof and prior to the time and date fixed for redemption. On and after the redemption date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.
     5. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:
     (a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Exercise attached hereto, to the Secretary of the Company at its principal offices set forth on the signature page hereof; and
     (b) the payment in the form of a certified or bank cashier’s check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised.
     6. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Warrant Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within ten (10) business days of the delivery of the Notice of Exercise.
     7. Issuance of Shares. The Company covenants that the Warrant Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.
     8. Adjustment of Exercise Price and Kind and Number of Shares. The number and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:
     (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant (i) subdivide its Shares, by split-up or otherwise, or combine its Shares, or (ii) issue additional shares of its Shares or other equity securities as a dividend with respect to any shares of its Shares; the number of shares of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision (by stock split, stock dividend or otherwise), or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.
     (b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Shares of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant (subject to adjustment of the Exercise Price as provided in Section 8), the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Shares as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate Exercise Price shall remain the same.
     (c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the holder of such event and of the number of shares of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.
     (d) Issuance of New Warrant. Upon the occurrence of any of the events listed in this Section 8 that results in an adjustment of the type, number or exercise price of the securities underlying this Warrant, the Holder shall have the right to receive a new warrant reflecting such adjustment upon the Holder tendering this Warrant in exchange. The new warrant shall otherwise have terms identical to this Warrant.
     9. No Impairment. Pursuant to the terms and conditions of this Warrant, Company shall: (i) reserve an appropriate number of shares of Company’s Shares to facilitate the issuance of shares to Holder pursuant to this Warrant, (ii) not amend its Articles of Association or take any other action that would materially impair Company’s ability to comply with the terms of the Warrant, and (iii) provide Holder with at least ten (10) days prior written notice of the record date for any proposed dividend or distribution by the Company.

     10. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect, unless such cash payment is less than one dollar ($1.00).
     11. No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the shares of Shares issuable on the exercise hereof, including (without limitation) the right to vote such shares of Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 11 shall limit the right of the Holder to be provided the notices required under this Warrant.
     12. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns.
     13. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any shares of Shares purchased under this Warrant at the time outstanding (including securities into which such shares have been converted), each future holder of all such Shares, and the Company.
     14. Notices. All notices required under this Warrant and shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).
     15. Attorneys’ Fees. If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which it may be entitled.
     16. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.
     17. Governing Law. This Warrant shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.

     IN WITNESS WHEREOF, CHINA HYDROELECTRIC CORPORATION caused this Warrant to be executed by an officer thereunto duly authorized.

CHINA HYDROELECTRIC CORPORATION
By:
	Name:	James Li
	Title:	Chief Financial Officer

NOTICE OF EXERCISE

To:	CHINA HYDROELECTRIC CORPORATION
Attn:	Corporate Secretary
     The undersigned hereby elects to:
     Purchase                      shares of Shares of CHINA HYDROELECTRIC CORPORATION, pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanying this notice.
     The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

HOLDER:

Address:
Date:
Name in which shares should be registered: